Exhibit 99(b)

BY-LAWS

of

PACIFIC SELECT FUND

a Delaware Statutory Trust

Effective April 1, 2022

PACIFIC SELECT FUND

BY-LAWS

INTRODUCTION

These By-Laws are made and adopted pursuant to Section 4.1(g) of the Agreement and Declaration of Trust of Pacific Select Fund made as of June 22, 2016, as from time to time amended (hereinafter called the “Declaration”). Each reference to the Trust in these By-Laws means the Trust as a whole and any applicable Series (fund) thereof. Capitalized terms used and not defined herein are used as defined in the Declaration.

ARTICLE I. TRUST OFFICES

1.1.           Principal Office. The Trustees shall fix, and from time to time may change, the location of the principal executive office of the Trust at any place within or outside the State of Delaware. The current principal executive office location is 700 Newport Center Drive, Newport Beach, California 92660.

1.2.           Delaware Office. The Trust shall maintain a registered office in the State of Delaware and shall appoint a registered agent for service of process in the State of Delaware. The registered agent may be either (a) an individual who is a resident of Delaware and whose business office is identical to the Trust’s registered office or (b) a corporation, limited partnership, limited liability company or statutory trust that (i) is organized in Delaware or is authorized to transact business in Delaware and (ii) has a business office identical to the Trust’s registered office.

ARTICLE II. TRUSTEES

2.1           Composition of the Board of Trustees. The exact number of Trustees within the limits specified in the Declaration shall be fixed from time to time by a resolution of the Trustees.

2.2           Chairperson of Board. The Trustees shall have the power to appoint from among the Trustees a Chairperson. Such Chairperson shall serve until his or her successor is appointed or until his or her earlier death, resignation or removal. When present, the Chairperson shall preside at the meetings of the Trustees and set the agendas for the meetings. The Chairperson shall, subject to the control of the Trustees, perform such other powers and duties as may be from time to time assigned to him or her by the Trustees or prescribed by the Declaration or these By-Laws, consistent with his or her position. The Chairperson need not be a Shareholder. In the absence of the Chairperson, another Trustee shall be designated by the Trustees to preside over the meeting of the Trustees, to set the agenda for the meeting and to perform the other responsibilities of the Chairperson.

2.3           Trustee Powers. Subject to the applicable provisions of the 1940 Act, the Declaration and these By-Laws relating to action required to be approved by the Shareholders, the business and affairs of the Trust shall be managed, and all powers shall be exercised, by or under the direction of the Trustees.

2.4           Vacancies on Board. Vacancies in the number of Trustees may be filled as provided in the Declaration.

2.5           Location of Board Meetings. All meetings of the Trustees may be held at any place that is selected from time to time by the Trustees. In the absence of such a selection, regular meetings shall be held at the principal executive office of the Trust. Subject to any applicable requirements of the 1940 Act, any meeting, whether regular or special, may be held by conference telephone or another audio or audio-video communication method, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

2.6           Action without a Board Meeting. Subject to any applicable requirements under the 1940 Act, any action that could be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office or such higher percentage as is otherwise specified by the Trustees. Any such written consent may be given in writing or by electronic transmission. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

2.7           Scheduling Regular Board Meetings. Regular meetings of the Trustees shall be held at such time as shall be fixed by the Trustees, and shall generally be held quarterly.

2.8           Scheduling Special Board Meetings. Special meetings of the Trustees for any purpose may be called at any time by the Chairperson, the CEO, the President, the Secretary, or any two (2) Trustees.

2.9           Notice of Board Meetings.

(a)	Regular Meetings. Regular meetings may be held without call or notice. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Trustees need be stated in a notice of such meeting if any is given, and no notice need be given of action proposed to be taken by written consent.

(b)	Special Meetings. Notice of the time and place of special meetings shall be delivered by first-class mail, overnight courier, facsimile, e-mail (or other electronic means), telephone, or personally; addressed to the Trustee at his or her usual or last known business or residence address, e-mail address, phone number or facsimile number, as applicable, or such alternative address or number as may be provided by the Trustee. If notice is given by first-class mail, it shall be sent not later than seven (7) calendar days preceding the meeting. If notice is given by overnight courier, it shall be sent not later than 48 hours preceding the meeting. If notice is given by facsimile, e-mail (or other electronic means), telephone, or personally, it shall be sent not later than 24 hours preceding the meeting. Any oral notice given personally or by telephone must be communicated directly to the Trustee. The notice need not specify the purpose of the meeting or, if the meeting is to be held at the principal executive office of the Trust, the place of the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by such Trustee before or after the meeting, is filed with the records of the meeting. In addition, attendance by a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

(c)	Written Consent. Notice is not required for actions to be taken by written consent.

2.10           Vote Required for Trustee Approvals. Unless otherwise provided in the Declaration, the 1940 Act, a Trust policy or these By-Laws, any action of the Trustees may be taken at a meeting by a vote of a majority of the Trustees who are present (a quorum being present) or without a meeting by written consent of a majority of the Trustees. Quorum for any Trustee meeting is one-third of the then current number of Trustees, but no less than two. The following actions require approval by a majority of the Trustees (which is the same as the requirement specified in the first sentence of this paragraph if all Trustees are present): (a) establishing new Series (funds) or terminating existing Series (funds), in accordance with the Declaration; (b) approving reorganizations or other extraordinary transactions, in accordance with the Declaration; (c) approving certain litigation-related matters, in accordance with the Declaration; (d) appointing or removing a Chairperson; (e) appointing or removing officers; (f) appointing or removing Trustees; and (g) amending or repealing these By-Laws, as provided in Section 8.1 of these By-Laws.

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2.11           Committees.

(a)	Composition and Authority. The Trustees shall have power and authority to cause the Trust (or to act on behalf of the Trust) to establish and designate by resolution one or more committees, each consisting of two (2) or more Trustees or other persons, to delegate any powers of the Trustees to such committees, as permitted by applicable laws, and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and other characteristics of such committees as the Trustees may deem proper. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Notwithstanding the provisions of this Section, and in addition to such provisions or any other provision of the Declaration or of these By-laws, the Trustees may appoint a committee consisting of fewer than the whole number of the Trustees then in office, which committee may be empowered, by resolution of the Board, to act for and bind the Trustees and the Trust, including without implied limitation an Executive Committee, as if the acts of such committee were the acts of all the Trustees then in office, with respect to any matter including the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding that may be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

(b)	Actions. Meetings and action of committees shall be governed by, held and taken in accordance with the provisions of Article II of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Trustees generally or by resolution of the Trustees, except that the time of regular meetings of committees may be determined either by resolution of the Trustees or by resolution of the committee. Special meetings of committees may also be called by resolution of the Trustees. Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees. The Trustees may adopt rules for the governance of any committee not inconsistent with the provisions of these By-Laws

ARTICLE III. OFFICERS

3.1           Officers of the Trust. The Trustees shall elect a CEO or President or both, Secretary and Treasurer of the Trust, and may elect such other officers or assistant officers of the Trust as the Trustees shall deem necessary, desirable or appropriate in order to carry out the business of the Trust. Such officers may include a Senior Vice President, one or more Vice Presidents and one or more Assistant Vice Presidents, or such other titles as the Trustees may grant. Assistant officers shall act generally in the absence or disability of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the CEO of the Trust. Subject to any applicable provisions of the Declaration, the compensation, if any, of the officers shall be fixed from time to time by the Trustees or a Committee of the Trustees. Any two or more of the offices may be held by the same Person, except the same person may not be (a) Treasurer and (b) CEO and/or President. No officer of the Trust need be a Trustee or a shareholder.

3.2           Tenure of Officers. Each officer of the Trust shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified.

3.3           Removal of Officers. Any officer may be removed at any time, with or without cause, by action of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer of the Trust may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairperson, CEO or Secretary, and such resignation shall take effect immediately upon receipt by such person, or at a later date according to the terms of such notice in writing.

3.4           Chief Executive Officer and/or President.

(a)	The CEO shall be the chief executive officer and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust, and shall exercise such general

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powers of management as are usually vested in the office of president and/or chief executive officer of a corporation. Unless otherwise directed by the Trustees, the CEO shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The CEO shall have such further authorities and duties as the Trustees shall from time to time determine.

(b)	The President shall have such powers and perform such duties as the Trustees or CEO may from time to time designate; and, in the absence or disability of a CEO, subject to the control of the Trustees, may exercise all powers and duties of the CEO as designated above.

(c)	The CEO and/or President may delegate their authorizations hereunder to any other officer of the Trust.

3.5           Vice Presidents. In the absence or disability of the CEO and/or the President, the Vice-Presidents of the Trust, in order of their rank as fixed by the Chairperson or Trustees or as otherwise designated by the Chairperson or Trustees, shall perform all of the duties of the CEO and/or the President, as applicable, and when so acting shall have all the powers of and be subject to all of the restrictions upon the CEO and/or the President, as applicable, with respect to the Trust. Each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees, the CEO or the President with respect to the Trust.

3.6           Secretary. The Secretary appointed by the Trustees shall maintain the minutes of all meetings of, and record all votes of Shareholders and Trustees with respect to the Trust. The Secretary shall be a custodian of the seal of the Trust, if any, and the Secretary (and any Assistant Secretary or any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust, which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties, commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

3.7           Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust or the Trust with respect to a particular Series (fund), as applicable, and shall have and exercise under the supervision of the Trustees and of the CEO, all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to a Series (fund) thereof or to its order. The Treasurer shall deposit all funds of the Trust or of a Series (fund) thereof, in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Trust or of a Series (fund) thereof, as may be ordered by the Trustees or the CEO. The Treasurer shall keep accurate account of the books of the Trust’s transactions with respect to the Trust or a Series (fund) thereof, which shall be the property of the Trust, and which together with all other property of the Trust in such Treasurer’s possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer and the principal financial officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of the Trust on behalf of the Trust or of a Series (fund) thereof.

3.8           Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Trustees may determine.

ARTICLE IV. SHAREHOLDER MEETINGS

4.1           Chairperson of Shareholder Meetings. When present at any Shareholder meeting, the Chairperson shall serve as the chairperson of the meeting or shall appoint an officer of the Trust to serve as chairperson of the meeting, which appointment may be made orally or in writing and may be given at or in advance of the meeting. In the

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absence of the Chairperson at any Shareholder meeting for which such an appointment has not been made, the CEO, President or Senior Vice President shall serve as the chairperson of the meeting. In the absence of all of the foregoing officers at any Shareholder meeting, any Vice-President shall serve as chairperson of the meeting. The chairperson of a Shareholder meeting shall preside at the meeting. It is anticipated that a Trust officer will typically serve as the chairperson of a Shareholder meeting.

4.2           Inspectors of Election.

(a)	In advance of any meeting of Shareholders, the Trustees may appoint one or more Inspectors of Election to act at the meeting.

(b)	If an Inspector of Election is not so appointed in advance of a meeting, or if an Inspector of Election fails to attend the meeting in person or via telephone or other electronic manner, the chairperson of the meeting may appoint one or more Inspectors of Election at the meeting.

(c)	An Inspector of Election may not be a nominee for office to be voted upon at the Shareholder meeting.

(d)	An Inspector of Election shall perform such duties as are assigned in advance of a Shareholder meeting by the Trustees or any authorized officer, or at a Shareholder meeting by the Trustees or any chairperson of the meeting, which may include:

(i)	Ascertain the number of Shares outstanding and the voting power of each;

(ii)	Determine the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(iii)	Receive votes, ballots or consents;

(iv)	Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(v)	Count and tabulate all votes or consents;

(vi)	Determine when the polls shall close;

(vii)	Determine the results and provide a certified written report of the tabulation results;

(viii)	On request of the chairperson of the Shareholder meeting, make a report in writing of any challenge or question or matter determined by the Inspector of Election and execute a certificate of any facts found by them; and

(ix)	Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

4.3           Place of Meetings. Meetings of Shareholders shall be held at any place designated by the Trustees. In the absence of any such designation, Shareholder meetings shall be held at the principal executive office of the Trust.

4.4           Calling Shareholder Meetings. There shall be no annual Shareholder meetings. Special meetings of the Shareholders may be called at any time by the Trustees or the Chairperson.

4.5           Notice of Shareholder Meetings. Written notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given as provided in Section 4.6 of these By-Laws for the giving of notices, at least 10 business days before the meeting. Only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting.

4.6           Manner of Giving Notice. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if presented personally to a Shareholder, left at his or her residence or usual place of business or sent via United States mail or by electronic transmission to a Shareholder at his or her address as it is registered with the Trust. If mailed, such notice shall be deemed to be given when

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deposited in the United States mail addressed to the Shareholder at his or her address as it is registered with the Trust with postage thereon prepaid.

4.7	Adjourned Meeting; Further Notice.

(a)	Whether or not a quorum is present, any meeting of Shareholders may, for any lawful purpose, be (i) adjourned by a majority of the votes properly cast upon the question of adjourning a meeting to another time or time and place, or (ii) postponed or adjourned by, or upon the authority of, the chairperson of the meeting or the Trustees, to another time or time and place. No meeting may be adjourned or postponed for more than 6 months beyond the originally scheduled meeting.

(b)	When any meeting of Shareholders is postponed or adjourned to another time or another time and place, notice need not be given of the new time or time and place, unless (i) the new time is more than sixty (60) days after the date set for the original meeting, in which case the Trustees shall set a new record date, or (ii) a new record date is set.

(c)	At any postponed or adjourned meeting, the Trust may transact any business that might have been transacted at the original meeting.

4.8           Shareholder Voting. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration, as in effect at such time. On any matter other than election of Trustees, any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder’s approving vote is with respect to the total Shares that such Shareholder is entitled to vote on such proposal.

4.9           Record Date.

(a)	For purposes of determining the Shareholders entitled to notice of any meeting of Shareholders and to vote at any meeting of Shareholders, including postponements and adjournments thereof, the Trustees may fix in advance of the meeting a record date, which shall not be more than ninety (90) days nor less than ten (10) days before scheduled the date of the meeting.

(b)	If the Trustees do not so fix a record date, the record date for determining Shareholders entitled to notice of and to vote at a meeting of Shareholders shall be the close of business on the business day immediately preceding the day on which notice is given or if notice is waived, at the close of business on the business day immediately preceding the day on which the meeting is held.

4.10           Proxies.

(a)	Subject to the provisions of the Declaration, every Person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy.

(b)	A proxy shall be deemed executed by a Shareholder if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, digital or electronic transmission or otherwise) by the Shareholder or the Shareholder’s lawful attorney-in-fact.

(c)	A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

(d)	A proxy with respect to Shares held jointly in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of the two or more Persons. If more than one joint owner is present at a Shareholder meeting in person or by proxy, and they or their proxies so present disagree as to any vote to be cast, such vote shall not be accepted or counted in respect of such Shares.

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(e)	If the shareholder is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person regarding the change or management of its Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

(f)	A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless:

(i)	Revoked by the Person executing it before the vote pursuant to that proxy is taken:

(1)	By a writing delivered to the Trust stating that the proxy is revoked; or

(2)	By a subsequent proxy executed by such Person; or

(3)	Attendance at the meeting and voting in person by the Person executing that proxy; or

(4)	Revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or

(ii)	Written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted.

ARTICLE V. MISCELLANEOUS

5.1           Depositories. The funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

5.2           Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its officers or authorized agents, as provided in the Declaration or By-Laws or as the Trustees may from time to time by resolution provide.

5.3           Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

ARTICLE VI. STOCK TRANSFERS

6.1           Transfer Agents, Registrars and the Like. The Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

6.2           Transfer of Shares. The Shares of the Trust shall be transferable on the books of the Trust only upon delivery to the Trustees or a transfer agent of the Trust of proper documentation, in accordance with the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

6.3           Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

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ARTICLE VII. INSPECTION OF BOOKS

7.1           Inspection of Books by Shareholders. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect an account or book or document of the Trust except as conferred by law or authorized by the Trustees or by resolution of the Shareholders.

7.2           Inspection of Books by Trustees. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE VIII. AMENDMENT OF BY-LAWS

8.1           Amendment and Repeal of By-Laws. In accordance with Section 4.1(g) of the Declaration, the Trustees shall have the exclusive power to amend or repeal the By-Laws or adopt new By-Laws at any time. The Trustees shall in no event adopt By-Laws that are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

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